UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2009
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland	001-9106	23-2413352
(Brandywine Realty Trust)
Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 21, 2009, Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), and its operating partnership, Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into an Underwriting Agreement with Banc of America Securities LLC, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC and RBS Securities Inc., as representatives of the several underwriters named in the Pricing Agreement described therein (the “Underwriters”), in connection with the public offering by the Operating Partnership of $250 million aggregate principal amount of the Operating Partnership’s 7.50% Guaranteed Notes Due May 15, 2015 (the “Notes”). The Company has fully and unconditionally guaranteed the payment of principal of and interest on the Notes. The offer and sale of the Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-158589) (as the same may be amended and/or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).
Copies of each of the Underwriting Agreement and the Pricing Agreement are filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on 8-K and the information in the Underwriting Agreement and the Pricing Agreement is incorporated into this Item 1.01 by this reference.
On September 25, 2009, the Operating Partnership completed the issuance and sale of the Notes. The net proceeds to the Company from the sale of the Notes, after the underwriters’ discount and offering expenses, are estimated to be approximately $247 million. The Company plans to use a portion of the net proceeds from the offering to reduce outstanding borrowings under its $600 million unsecured revolving credit facility. The Company intends to use the balance of the net proceeds from the offering for general corporate purposes, which may include repayment or repurchase of other indebtedness.
The Notes were issued under the Indenture, dated as of October 22, 2004 (the “Indenture”), as supplemented by the First Supplemental Indenture dated as of May 25, 2005 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of October 4, 2006 (the “Second Supplemental Indenture”), among the Company, the Operating Partnership, certain other subsidiaries of the Company and The Bank of New York, as trustee. The Indenture previously was filed with the Commission on October 22, 2004, as Exhibit 4.1 to the Company’s Current Report on Form 8-K and is incorporated into this Item 1.01 by this reference. The First Supplemental Indenture previously was filed with the Commission on May 26, 2005, as Exhibit 4.1 to the Company’s Current Report on Form 8-K and is incorporated into this Item 1.01 by this reference. The Second Supplemental Indenture previously was filed with the Commission on October 4, 2006, as Exhibit 4.1 to the Company’s Current Report on Form 8-K and is incorporated into this Item 1.01 by this reference. A copy of the form of Notes is filed herewith as Exhibit 4.1 and incorporated into this Item 1.01 by this reference.
The material terms of the Notes are described in a prospectus supplement, as filed with the Commission on September 21, 2009 pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the Notes and supplements the Operating Partnership’s prospectus, as filed with the Commission on April 29, 2009, contained in the Registration Statement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
On September 21, 2009, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated September 21, 2009 by and among Brandywine Operating Partnership, L.P., Brandywine Realty Trust and Banc of America Securities LLC, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC and RBS Securities Inc., as representatives of the several underwriters named in the Pricing Agreement thereto.

1.2	Pricing Agreement dated September 21, 2009 relating to the Notes.

4.1	Form of $250,000,000 aggregate principal amount of 7.50% Guaranteed Note due May 15, 2015.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Notes and the related Guarantee.

23.1	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release of Brandywine Realty Trust dated September 21, 2009.

Signatures
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership, L.P.
By:	Brandywine Realty Trust,
its General Partner

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: September 25, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated September 21, 2009 by and among Brandywine Operating Partnership, L.P., Brandywine Realty Trust and Banc of America Securities LLC, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC and RBS Securities Inc., as representatives of the several underwriters named in the Pricing Agreement thereto.

1.2	Pricing Agreement dated September 21, 2009 relating to the Notes.

4.1	Form of $250,000,000 aggregate principal amount of 7.50% Guaranteed Note due May 15, 2015.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Notes and the related Guarantee.

23.1	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release of Brandywine Realty Trust dated September 21, 2009.